As filed with the Securities and Exchange Commission on June 27, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2006

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)
2033 Gateway Place, Suite 150, San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)
408/514-2900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 23, 2006, Brian Long resigned as a member of the Board of Directors of CEVA, Inc. (the “Company”) and therefore will not stand for re-election at the upcoming annual meeting of stockholders to be held on July 18, 2006 (the “Annual Meeting”). At the Annual Meeting, only seven directors, consisting of Eliyahu Ayalon, Zvi Limon, Bruce A. Mann, Peter McManamon, Sven-Christer Nilsson, Louis Silver and Dan Tacatly, will stand for re-election.

ITEM 7.01.  Regulation FD Disclosure.

On June 27, 2006, the Company announced the divestment of its GPS technology and associated product line to a new U.S.-based fabless company, GloNav Inc. (“GloNav”), in return for an equity ownership of 19.9% in GloNav on a fully diluted basis. A press release, dated June 27, 2006, discussing the transaction in greater detail is attached hereto as Exhibit 99.1.

The information under this Item 7.01 of the Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 of the Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press Release of CEVA, Inc., dated June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: June 27, 2006	By:	/s/Yaniv Arieli
Yaniv Arieli
Chief Financial Officer